Exhibit 16

March 22, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Lighting Science Group Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on March 22, 2011 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP